UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

723 The Parkway Richland, Washington 99352
(Address of principal executive offices) (Zip code)
(509) 943-5319
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet -Arrangement of a Registrant.

(a)(1)
On September 6, 2006, Vivid Learning Systems, Inc., a Washington corporation and wholly owned subsidiary of the Registrant entered into a Development Loan Agreement with the Benton-Franklin Economic Development District, a component of the Benton-Franklin Council of Governments, the purpose of said loan for the purchase of equipment and working capital.

(a)(2)
The amount of the obligation is One Hundred Seventy-Five Thousand Dollars ($175,000.00), with a term of one hundred eight (108) months, commencing on October 1, 2006 and terminating on September 1, 2015. The interest rate is ten and a half percent (10.5%). Failure to make timely payments or meet economic growth targets MAY trigger the interest rate to increase to a maximum of fifteen percent (15%).

(a)(3)
Material terms and conditions include: i) requirements to maintain certain ratios; ii) restrictions on transfer of assets; iii) restrictions on officer, director, and salaried personnel compensation; iv) restrictions on further encumbrances of the assets; v) notification requirements regarding mergers; and, vi) restrictions on annual rent payments.

Item 9.01	Financial Statements and Exhibits

(c)
Development Loan Agreement, dated September 6, 2006, by and between Vivid Learning Systems, Inc., a Washington corporation and wholly owned subsidiary of the Registrant entered into a Development Loan Agreement with the Benton-Franklin Economic Development District, a component of the Benton-Franklin Council of Governments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.
Date: September 8, 2006	By:	/s/ Christopher L. Britton
	Name:	Christopher L. Britton
	Title:	Chief Executive Officer